CONESTOGA FUNDS

                                 CODE OF ETHICS

                  Amended and Restated as of February 17, 2005

      WHEREAS, Conestoga Funds (the "Trust") is registered under the Investment Company Act of 1940, as amended ( the "1940 Act"), as an open-end management investment company;

      WHEREAS, federal securities laws, and in particular Rule 17j-1(b) under the 1940 Act, generally proscribe fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by any series of the Trust (the "Fund");

      WHEREAS, Rule 17j-1(c) requires the Trust to adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons (as the term is defined below) from engaging in any conduct prohibited by Rule 17j-1(b) under the 1940 Act; and

      WHEREAS, Rule 17j-1(c) requires the Board of Trustees of the Trust (the "Board"), including a majority of the Trustees who are not "interested persons" within the meaning of Section 2(a)(19) of the 1940 Act (the "Independent Trustees"), to approve the Code of Ethics of the Trust and any material changes to the Code;

      NOW THEREFORE, the Board of the Trust, including a majority of the Independent Trustees, hereby adopts the following Code of Ethics ("Code of Ethics") pursuant to the provisions of Rule 17j-1 under the 1940 Act.

A.    Legal Requirements

      Rule 17j-1(b) under the 1940 Act makes it unlawful for any Access Person (as the term is defined below) of the Trust, in connection with the purchase or sale by such person of a security "held or to be acquired" by the Fund:

      (1)   To employ any device, scheme or artifice to defraud the Fund ;

      (2) To make any untrue statement of a material fact to the Fund or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made to the Fund , not misleading;

      (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund ; or

      (4)   To engage in any manipulative practice with respect to the Fund.

B.    Definitions

      (1)   "Access Person" means:


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            (a)   any director, officer or Advisory Person of the Fund. All of
                  CCA's directors, officers, and general partners are presumed to be Access Persons of the Trust.

            (b) any director or officer of the Trust's principal underwriter (the "Distributor") who, in the ordinary course of his or her regular functions and duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities for the Fund for which the Distributor acts as principal underwriter or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities;

            (c) any director or officer of the Trust's administrator who, in the ordinary course of his or her regular functions and duties, makes, participates in or obtains information concerning the purchase or sale of securities for the Trust and whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Trust regarding the purchase or sale of securities; and

            (d) any other person designated by the Compliance Officer to be an Access Person.

      (2)   "Advisory Person" means:

            (a) Any employee of the Trust or the Trust's investment adviser (or of any company in a control relationship to the Trust or the Trust's investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or

            (b) Any natural person in a control relationship to the Trust or the Trust's investment adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust.

      (3) "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

      (4) "Beneficial Ownership" means

            (a) the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or



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            (b)   the power to vest benefits substantially equivalent to those of ownership in oneself at once or at some future time.

      Generally, a person will be regarded as having a direct or indirect Beneficial Ownership in securities held in his/her name, as well as in the name of a spouse, minor children who live with such person, any member of the person's immediate family,(1) any other relative (parents, adult children, brothers, sisters, in-laws, etc.) whose investments the person directs or controls, whether they live together or not, and securities held by a trust or estate for the person's benefit. The definition of "Beneficial Ownership" will be interpreted with reference to the definition contained in the provisions of
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, as such provisions may be interpreted by the Securities and Exchange Commission, except that the determination of direct or indirect Beneficial Ownership will apply to all securities which an Access Person has or acquires.

      (5)   "CCA" means Conestoga Capital Advisors, LLC

      (6)   "Compliance Officer" means the Chief Compliance Officer of the
            Trust.

      (7) "Covered Security" generally has the same meaning as the term "security" as set forth in Section 2(a)(36) of the 1940 Act, including all related securities, except that it does not include (a) certificates of deposit acquired directly from a bank; (b) money market mutual funds; or (c) such other securities as may be excepted under the provisions of Rule 17j-1.

      (8) "Covered Service Provider" means an investment adviser, sub-adviser, administrator and principal underwriter for the Fund.

      (9) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

      (10)  "Security held or to be acquired by the Fund" means:

            (a) Any Covered Security that, within the most recent 15 days, (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or CCA for purchase by the Fund(2), and

            (b) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

---------------
(1) A person's "immediate family" includes a spouse, child, mother, father, brother, sister, in-law or any other relative who lives in the same household as the person and is financially dependent upon the person.

(2) A security is "being considered for purchase or sale" when a recommendation to purchase such security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.


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


C.    Trust Policies

      (1) No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above.

      (2) The following general policies shall govern personal investment activities of Access Persons:

            (a) It is the duty of all Access Persons to place the interest of Trust shareholders first;

            (b) All Access Persons shall conduct personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and

            (c) No Access Person shall take inappropriate advantage of his or her position with the Trust or the Fund.

      (3) All Access Persons are required by this Code of Ethics to read and familiarize themselves with their responsibilities under this Code of Ethics.

D.    Reporting Requirements of Access Persons

      (1) Initial Certification. Each Access Person shall submit an initial report in the form attached hereto as Exhibit A ("Initial Certification of Access Persons") to the Compliance Officer no later than 10 days after becoming an Access Person (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person).

      (2) Quarterly Transaction Reports. Each Access Person shall submit to the Compliance Officer a Securities Transaction Report in the form attached hereto as Exhibit B ("Securities Transaction Report") showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires Beneficial Ownership. Such reports shall be filed no later than 30 days after the end of each calendar quarter.

      (3) Annual Holdings Report. Each Access Person shall submit to the Compliance Officer annually (as of each December 31) an Annual Asset Certification of Access Persons in the form attached hereto as Exhibit C (which information must be current as of a date no more than 45 days before the report is submitted), listing all holdings of Covered Securities in which he or she has a direct or indirect Beneficial Ownership interest. Access Persons must submit the Annual Report and certification no later than January 30 of each year.

      (4)   Exceptions from Reporting Requirements.

            (a) A person need not make a report under this Section D with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.


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

            (b) Independent Trustees who would be required to make a report solely by reason of being a Trustee, need not make:

                  (i) An initial holdings report under paragraph (1) of this Section D or an annual holdings report under paragraph
                        (3) of this Section D; or

                  (ii) A quarterly transaction report under paragraph (2) of this Section D, unless the Independent Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the 15-day period immediately before or after the Trustee's transaction in a Covered Security, a Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

            (c) An Access Person need not make a quarterly transaction report under paragraph (2) of this Section D if the report would duplicate information contained in broker trade confirmations or account statements received by the Trust, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph (2) of this Section D, if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

            (d) An Access Person need not make any report required by Section D if the report would duplicate information contained in reports required under a Code of Ethics of either the investment adviser or principal underwriter for the Trust or the Fund.

            (e) An Access Person need not make a quarterly transaction report under paragraph (2) of this Section D with respect to transactions effected pursuant to an Automatic Investment Plan.

E.    Procedures.

      (1) The Compliance Officer shall notify each Access Person required to submit reports pursuant to this Code of Ethics that such person is subject to this reporting requirement and shall deliver a copy of this Code of Ethics to such person.

      (2) The Board shall review the operation of this Code of Ethics at least once a year. To that end, an appropriate officer of the Trust shall prepare an annual report to the Board that:

            (a) summarizes existing procedures of the Trust and its Covered Service Providers concerning personal investing and any changes in the procedures made during the past year;

            (b) identifies any material violations requiring significant remedial action during the past year and describes the sanctions imposed;


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

            (c) identifies any recommended changes in existing restrictions or procedures of the Trust or its Covered Service Providers based upon the experience of the Trust or its investment advisers, evolving industry practices or developments in applicable laws or regulations; and

            (d) certifies that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

F.    Recordkeeping.

      The Trust shall maintain the following:

      (1) a copy of this Code of Ethics in effect, or at any time within the past five years was in effect, in an easily accessible place;

      (2) a record of any violation of this Code of Ethics, and of any action taken as a result of the violation, in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

      (3) a copy of each report made by an Access Person as required by Rule 17j-1(f), including any information provided in lieu of the reports under Rule 17j-1(d)(2)(v), in an easily accessible place for at least five years after the end of the fiscal year in which the report is made or the information is provided;

      (4) a record of all persons, currently or within the past five years, who are or were required to make reports under Rule 17j-1(d) or who are or were responsible for reviewing these reports, in an easily accessible place; and

      (5) a copy of each report required by Rule 17j-1(c), for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

Adopted: July 17, 2002; Revised February 17, 2005


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
                                    EXHIBIT A
                             INITIAL HOLDINGS REPORT

As of the below date, I held the following positions in these securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Conestoga Funds Code of Ethics.

------------------------ ----------------------------------- --------------------- ----------------- ---------------
    ACCOUNT NAME**                    SECURITY                    CUSTODIAN        PRINCIPAL AMOUNT      SHARES
------------------------ ----------------------------------- --------------------- ----------------- ---------------
------------------------ ----------------------------------- --------------------- ----------------- ---------------

------------------------ ----------------------------------- --------------------- ----------------- ---------------

------------------------ ----------------------------------- --------------------- ----------------- ---------------

------------------------ ----------------------------------- --------------------- ----------------- ---------------

------------------------ ----------------------------------- --------------------- ----------------- ---------------

------------------------ ----------------------------------- --------------------- ----------------- ---------------

------------------------ ----------------------------------- --------------------- ----------------- ---------------

------------------------ ----------------------------------- --------------------- ----------------- ---------------

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------------------------ ----------------------------------- --------------------- ----------------- ---------------

** Please note that ALL accounts must be listed (including Non-Covered Securities).

This report is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date: _____________    Signature: _______________________________________


                       Print Name:  _______________________________________


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
                                    EXHIBIT B
                     QUARTERLY SECURITIES TRANSACTION REPORT

For the Calendar Quarter Ended:  __________________________________
                                             (month/day/year)

During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Conestoga Funds Code of Ethics.

------------------------ ----------- --------------- ----------------------- ----------------- ------------- -----------------------
        SECURITY            DATE         SHARES         PRINCIPAL AMOUNT         BUY/SELL         PRICE           CUSTODIAN
------------------------ ----------- --------------- ----------------------- ----------------- ------------- -----------------------
------------------------ ----------- --------------- ----------------------- ----------------- ------------- -----------------------

------------------------ ----------- --------------- ----------------------- ----------------- ------------- -----------------------

------------------------ ----------- --------------- ----------------------- ----------------- ------------- -----------------------

------------------------ ----------- --------------- ----------------------- ----------------- ------------- -----------------------

------------------------ ----------- --------------- ----------------------- ----------------- ------------- -----------------------

------------------------ ----------- --------------- ----------------------- ----------------- ------------- -----------------------

** Please note that ALL accounts must be listed (including Non-Covered Securities).

This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date: _____________    Signature:       _______________________________________

                       Print Name:      _______________________________________


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

                                    EXHIBIT C
                               NEW ACCOUNT REPORT

For the Calendar Quarter Ended:  __________________________________
                                             (month/day/year)

During the quarter referred to above, the following accounts were established to hold securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Conestoga Funds Code of Ethics.

------------------------------------------------ -------------------------------
  BROKER, DEALER OR BANK WITH WHOM ACCOUNT WAS    DATE ACCOUNT WAS ESTABLISHED
                  ESTABLISHED
------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

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------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

------------------------------------------------ -------------------------------

** Please note that ALL accounts must be listed (including Non-Covered Securities).

Date: _____________    Signature: _______________________________________


                       Print Name: _______________________________________


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


                                    EXHIBIT D
                             ANNUAL HOLDINGS REPORT

As of December 31, ________, I held the following positions in these securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Conestoga Funds Code of Ethics.

------------------------ ------------------------------------ -------------------- ------------------- --------------
    ACCOUNT NAME**                    SECURITY                     CUSTODIAN        PRINCIPAL AMOUNT   NO. OF SHARES
------------------------ ------------------------------------ -------------------- ------------------- --------------

------------------------ ------------------------------------ -------------------- ------------------- --------------

------------------------ ------------------------------------ -------------------- ------------------- --------------

------------------------ ------------------------------------ -------------------- ------------------- --------------

------------------------ ------------------------------------ -------------------- ------------------- --------------

------------------------ ------------------------------------ -------------------- ------------------- --------------

------------------------ ------------------------------------ -------------------- ------------------- --------------

------------------------ ------------------------------------ -------------------- ------------------- --------------

------------------------ ------------------------------------ -------------------- ------------------- --------------

------------------------ ------------------------------------ -------------------- ------------------- --------------

------------------------ ------------------------------------ -------------------- ------------------- --------------

------------------------ ------------------------------------ -------------------- ------------------- --------------

------------------------ ------------------------------------ -------------------- ------------------- --------------

------------------------ ------------------------------------ -------------------- ------------------- --------------

** Please note that ALL accounts must be listed (including Non-Covered Securities).

This report is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date: _____________    Signature:       _______________________________________


                       Print Name:      _______________________________________


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


                                    EXHIBIT E
                       ANNUAL CERTIFICATION OF COMPLIANCE


I have read and understand the Code of Ethics, recognize that it applies to me and agree to comply in all respects with the procedures described therein. I acknowledge that the attached Code was distributed to me on -----------, ------.

Furthermore, I certify hereby that I have complied with the requirements of the Code in effect during the preceding year (except to the extent that I may have been specifically notified by Conestoga Funds that I have not complied with certain of such requirements) and that I will continue to do so during the course of my employment and association with Conestoga Funds. I agree to promptly report to the Compliance Officer any violation or possible violation of the Code of which I become aware.

I understand that a violation of the Code will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.


Date: _____________     Signature: ___________________________________


                        Print Name: ___________________________________


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


                                    EXHIBIT F
                            FORM OF BROKERAGE LETTER

(DATE)

(NAME OF CUSTODIAN)
(ADDRESS)
(CITY, STATE ZIP)

Re:      Account No.                _______________________________


         Account Name      _______________________________

Dear (NAME),

As of (DATE), please send to the Compliance Officer of Conestoga Funds a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

         Conestoga Funds
         Attn: Duane R. D'Orazio, Compliance Officer
         259 N. Radnor-Chester Road
         Radnor Court, Suite 120
         Radnor, PA 19087

If you have any questions or concerns, please feel free to give me a call at
(484) 654-1380. Thank you for your immediate attention to this matter.

Sincerely,


(NAME)

cc:      Duane R. D'Orazio


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


                                    EXHIBIT G
                     ANNUAL CERTIFICATION OF CONESTOGA FUNDS

The undersigned hereby certifies on behalf of Conestoga Funds (the "Trust") to the Board of Trustees of the Trust pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, and pursuant to Section E.2.d of the Trust's Code of Ethics, that the Trust has adopted procedures that are reasonably necessary to prevent Access Persons from violating the Code of Ethics.


Date: _____________   Signature: ___________________________________


                      Print Name:   ___________________________________
                                            (Compliance Officer)




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